                                            Registration Statement No. 333-80401

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         THE TRAVELERS INSURANCE COMPANY
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
                                   -----------
         (State or other jurisdiction of incorporation or organization)

                I.R.S. Employer Identification Number: 06-0566090
                                                       ----------

          One Tower Square, Hartford, Connecticut 06183 (860) 277-0111
  ----------------------------------------------------------------------------
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                Ernest J. Wright
                                    Secretary
                         The Travelers Insurance Company
                                One Tower Square
                           Hartford, Connecticut 06183
                                 (860) 277-4345
                      -------------------------------------
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code of Agent for Service)

Approximate date of commencement of proposed sale to the public: The investment option interests covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box.   X
                              -----

If the Registrant elects to deliver its latest Annual Report to security-holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. _____

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering _____.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering _____.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _____

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

                         THE TRAVELERS INSURANCE COMPANY

          Cross Reference Sheet Pursuant to Regulation S-K, Item 501(b)

Item
No.     Form S-2 Caption                           Heading in Prospectus
----    ----------------                           ---------------------

 1.     Forepart of the Registration               Outside Front Cover Page of Registration
        Statement and Outside Front                Statement and Prospectus
        Cover Page of Prospectus

 2.     Inside Front and Outside Back              Available Information, Incorporation of
        Cover Pages of Prospectus                  Certain Documents by Reference;
                                                   Table of Contents

 3.     Summary Information, Risk                  Prospectus Summary; Outside Front
        Factors and Ratio of Earnings              Cover Page
        to Fixed Charges

 4.     Use of Proceeds                            Investments by the Company

 5.     Determination of Offering Price            Not Applicable

 6.     Dilution                                   Not Applicable

 7.     Selling Security Holders                   Not Applicable

 8.     Plan of Distribution                       Distribution of the Contract

 9.     Description of Securities                  Outside Front Cover Page of Prospectus;
        to be Registered                           Description of Contracts

10.     Interests of Named Experts                 Not Applicable
        and Counsel

11.     Information with Respect to                Outside Front Cover Page; Incorporation
        the Registrant                             of Certain Documents by Reference to Form
                                                   10-K

12.     Incorporation of Certain                   Incorporation of Certain Documents by
        Information by Reference                   Reference

13.     Disclosure of Commission                   Not Applicable
        Position on Indemnification
        for Securities Act Liabilities

                                   PROSPECTUS

                        THE TRAVELERS INSURANCE COMPANY
                        REGISTERED FIXED ACCOUNT OPTION
                      FOR USE WITH GROUP ANNUITY CONTRACTS

The Fixed Account Option described in this prospectus is available only in conjunction with group variable annuity contracts (the "contracts") issued by The Travelers Insurance Company (the "Company") and funded by The Travelers Separate Account QP for Variable Annuities (the "Separate Account"). The Company may, in the future, offer the Fixed Account option to additional contracts funded through other separate accounts. The Separate Account in turn purchases shares in certain underlying mutual funds. The underlying mutual funds are described in the mutual fund prospectuses. The specific features of the Contract and the Separate Account are disclosed in greater detail in the Contract prospectus. This prospectus must be accompanied by and read in conjunction with the Contract prospectus and the underlying fund prospectuses.

The group annuity contracts may be issued to Contract Owners on an unallocated or allocated basis.

This prospectus explains:

          - the Fixed Account Option

          - Travelers Insurance Company

          - the Interest Rates

          - Transfers to and from the Fixed Account Option

          - Surrenders

          - Market Value Adjustment

          - other aspects of the Fixed Account Option

The Travelers Insurance Company, One Tower Square, Hartford, Connecticut 06183, is the issuer of the Contracts; CFBDS Inc., 22 Milk St., Boston, MA, is the principal underwriter and distributor of the Contracts.

THIS PROSPECTUS IS ACCOMPANIED BY A COPY OF THE COMPANY'S LATEST ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 1999, WHICH CONTAINS ADDITIONAL INFORMATION ABOUT THE COMPANY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                         PROSPECTUS DATED MAY 1, 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Glossary of Special Terms...................................    3
Summary.....................................................    4
The Insurance Company.......................................    5
The Fixed Account Option....................................    5
  The Accumulation Period...................................    5
     Purchase Payments......................................    5
     Declared Interest Rates of the Initial and Subsequent
      Renewal Periods.......................................    5
     Cash Values............................................    6
     Transfers from the Fixed Account.......................    6
     Transfers to the Fixed Account.........................    6
     Surrenders.............................................    6
       General..............................................    6
       Payment of Full or Partial Surrenders................    6
       Contract Termination.................................    6
  Annuity Period............................................    8
Investments by the Company..................................    8
Distribution of the Contracts...............................    9
Federal Income Tax Considerations...........................    9
  Taxation of the Company...................................    9
  Information Regarding the Contracts.......................    9
Available Information.......................................    9
Incorporation of Certain Documents by Reference.............   10
Legal Opinion...............................................   10
Experts.....................................................   10
Financial Statements........................................  F-1

                           GLOSSARY OF SPECIAL TERMS
--------------------------------------------------------------------------------

ACCUMULATION PERIOD: The period before annuity payments begin.

ANNUITANT: A Participant on whose life Annuity payments are to be made under a contract.

ANNUITY: Payment of income for a stated period or amount.

ANNUITY COMMENCEMENT DATE: The date on which Annuity payments are to begin.

ANNUITY PERIOD: The period during which Annuity payments are made.

CASH SURRENDER VALUE: The Cash Value less any amounts deducted upon surrender, any applicable premium tax and any outstanding loans.

CASH VALUE: The Purchase Payment(s) plus all interest earned, minus all surrenders, charges and applicable premium taxes previously deducted.

CERTIFICATE YEAR: Each 12-month period beginning with the date an individual certificate of participation is issued under a group contract.

COMPETING FUND: Any investment option under the Plan, which in our opinion, consists primarily of fixed income securities and/or money market instruments.

CONTRACT OWNER: The employer or entity owning the contract.

CONTRACT YEAR: Each 12-month period beginning with the effective date of the contract.

DECLARED INTEREST RATE(S): One or more rates of interest which may be declared by the Company. Such rates will never be less than the guaranteed interest rate stated in the contract and may apply to some or all of the values under the Fixed Account Option for periods of time determined by the Company.

FIXED ACCOUNT OPTION: An annuity option which does not vary with the investment experience of a Separate Account as described in this Prospectus.

GENERAL ACCOUNT: The General Account of the Company that holds values attributable to the Fixed Account Option.

GUARANTEE PERIOD: The period between the initial Premium Payment or Renewal Date and the Maturity Date during which a Guaranteed Interest Rate is credited.

HOME OFFICE: The Travelers Insurance Company (sometimes referred to as the "Company") located at One Tower Square, Hartford, Connecticut 06183.

IN WRITING: A written form satisfactory to us and received at our Home Office.

MARKET VALUE ADJUSTMENT: The Market Value Adjustment reflects the relationship, at the time of surrender, between the rate of interest credited to funds on deposit under the Fixed Account Option at the time of discontinuance to the rate of interest credited on new deposits at the time of discontinuance.

MARKET ADJUSTED VALUE: The value of funds held in the Fixed Account Option increased or decreased by the Market Value Adjustment.

PARTICIPANT: An eligible person who is a member in a tax qualified Plan under Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonqualified deferred Compensation Plan.

PARTICIPANT'S INDIVIDUAL ACCOUNT: An account to which amounts are credited to a Participant or Beneficiary under the contract.

PREMIUM TAX: A tax charged by a state or municipality on premiums, Purchase Payments or contract values.

PURCHASE PAYMENT: The premium payment applied to the Contract.

SALES CHARGE: Any applicable surrender charge or contingent deferred sales charge, as defined in the Contract.

SEPARATE ACCOUNT: The Travelers Separate Account QP for Variable Annuities.

SEPARATE ACCOUNT OPTION: A Funding option which varies with the investment experience of the separate account.

                                    SUMMARY
--------------------------------------------------------------------------------

This prospectus describes the Fixed Account Option available as a companion contract with group variable annuity contracts of Separate Account QP. The contracts are used with:

      --  qualified pension and profit-sharing plans,

      -- tax-deferred annuity plans (for public school teachers and employees and employees of certain other tax-exempt and qualifying employers) and

      -- deferred compensation plans of state and local governments and nonqualified deferred compensation plans.

The Travelers Insurance Company ("we" or the "Company") issues the contracts. Purchase Payments made under the contracts and directed to the Fixed Account Option become a part of the Company's General Account. Purchase Payments may also be allocated to one or more Separate Account Options. The contracts and the Separate Account Options are described in separate prospectuses. The prospectuses for the variable annuity contract and underlying mutual funds will always accompany this prospectus. Please read all prospectuses carefully.

During the Accumulation Period, the Fixed Account Option provides for Purchase Payments to be credited with an initial interest rate for a 12-month period. The initial interest rate will be declared quarterly for contracts issued in connection with plans established under Section 401, Section 457, and certain plans established under Section 403(b) of the Code. The initial interest rate will be declared monthly for contracts issued in connection with combination plans established pursuant to Sections 403(b)/401 and certain contracts issued in connection with Section 403(b) plans.

At the end of the 12-month guarantee period, a renewal interest rate (of at least 3%) will be determined by the Company. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of the calendar year. The second and all subsequent renewal rates will be declared each January 1 thereafter, and will be guaranteed through December 31 of that year. The rates of interest credited will affect a contract or account's Cash Value (see "Cash Values"). Such rates may also be used to determine amounts payable upon termination of the contracts. (See "Surrenders -- Contract Termination.")

Generally, the Company intends to invest assets directed to the Fixed Account Option in investment-grade securities. The Company has no specific formula for determining the initial interest rates or renewal interest rates. However, such determination will generally reflect interest rates available on the types of debt instruments in which the Company intends to invest the amounts directed to the Fixed Account Option. In addition, the Company's management may also consider various other factors in determining these rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. (See "Investments by the Company.")

The Contract Owner may, during the Accumulation Period, direct all or a portion of a contract or account's Cash Value under the Fixed Account Option to one or more of the investment options of the Separate Account. No Sales Charges will be deducted on such transfers. However, there are restrictions which may limit the amount that may be so directed and transfers may be deferred in certain cases. (See "Transfers from the Fixed Account.")

Distributions and transfers from the Fixed Account Option are made on a last-in, first-out basis. We will determine the Cash Surrender Value as of the next valuation date after we receive a written request at our Home Office. We reserve the right to defer payment of the Fixed Account Option for up to six months from the date we receive the written request. If a payment is deferred for more than 30 days after we receive the request, we will pay a minimum interest rate of 3% on the amount.

                             THE INSURANCE COMPANY
--------------------------------------------------------------------------------

The Travelers Insurance Company is a stock insurance company chartered in 1864 in the state of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's home office is located at One Tower Square, Hartford, Connecticut 06183.



                            THE FIXED ACCOUNT OPTION
--------------------------------------------------------------------------------

The Fixed Account Option is available only in conjunction with the purchase of a variable annuity contract (Separate Account QP) issued by the Company. The contracts provide for both an Accumulation Period and an Annuity Period. During the Accumulation Period, the Employee/Trustee may direct Purchase Payments to the Fixed Account (part of the Company's general account). During the Annuity Period, the value of the Annuity Contract is used to purchase Fixed or Variable Annuities. The operation of the contract during the Annuity Period is described in the contract prospectus accompanying this prospectus.

THE ACCUMULATION PERIOD

  PURCHASE PAYMENTS

During the Accumulation Period, all or a portion of Purchase Payments (less any premium taxes), may be allocated to the Fixed Account Option.

  DECLARED INTEREST RATES OF THE INITIAL AND SUBSEQUENT RENEWAL PERIODS

The Fixed Account guarantees an initial interest rate for a 12-month period. For the following contracts we will declare initial interest rates quarterly:

      -- Gold Track Select contracts issued in connection with a plan established under Sections 401, 457 or 403(b) of the Code,

      --  Gold Track contracts for plans established under Sections 401, 457.

For the following, we will declare initial interest rates monthly:

      -- Gold Track contracts issued in connection with a plan established under Section 403(b) or combination contracts under Sections 403(b)/401.

At the end of the 12-month guarantee period, a renewal interest rate will be determined. The rate will never be less than 3%. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of that calendar year. The second and all future renewal rates will be declared each subsequent January 1 and guaranteed through December 31 of each year.

Periodically, we will establish interest rates. These rates may apply to some or all of the values under the Fixed Account Option for periods of time determined by us. FOR EXAMPLE, WE COULD DECLARE AN INTEREST RATE HIGHER THAN THE OTHERWISE APPLICABLE INITIAL INTEREST RATE(S) FOR A NINE-MONTH PERIOD AND THAT APPLIES ONLY TO CASH VALUES ATTRIBUTABLE TO PURCHASE PAYMENTS RECEIVED IN A PARTICULAR TIME PERIOD. The rates of interest credited will affect the Cash Value of the contract or account and are used to determine amounts payable upon termination of the contracts. We will provide written notification of any such interest rate change and the values to which it will apply.

The interest rates are compounded, that is, all interest earned is credited daily.

The Company has no specific formula for determining the rate(s) of interest that it will declare. Generally, the rates we determine will reflect interest rates available on the types of debt instruments in which we intend to invest the amounts directed to the Fixed Account Option (see "Investments by the Company"). In addition, the Company's management may also consider various other factors in determining interest rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. THE COMPANY'S MANAGEMENT WILL MAKE THE FINAL DETERMINATION AS TO ANY DECLARED INTEREST RATES AND ANY INTEREST IN EXCESS OF THE GUARANTEED RATE OF 3%. THE COMPANY CANNOT PREDICT NOR GUARANTEE THE RATES OF ANY FUTURE DECLARED INTEREST IN EXCESS OF 3%.

  CASH VALUES

We will credit amounts held under the Fixed Account Option with interest. The minimum guaranteed interest rate is 3%. Interest is credited daily. Purchase Payments are allocated to the Fixed Account Option as of the close of the business day on which we receive the Purchase Payment at the Home Office. Therefore, Purchase Payments begin earning interest the day after we receive the Purchase Payment in good order.

  TRANSFERS FROM THE FIXED ACCOUNT

The Contract Owner may transfer amounts in the Fixed Account Option to one or more of the Separate Account Options. The charges for transfers are described in the contract prospectus which accompanies this prospectus. No Sales Charges apply when a transfer is made. All transfers will be made on a last-in, first-out basis. That is, the money most recently deposited or transferred into the account will be transferred or surrendered first.

We reserve the right to limit transfers in any calendar year to 20% of the Contract/Certificate Cash Value directed to Fixed Account Option as of the end of the preceding calendar year. (See also "Surrenders.")

Transfers of assets presently held in the Fixed Account Option, or which were held in the Fixed Account Option at any time during the preceding three (3) month period, to any Competing Fund(s) may be subject to transfer restrictions. Please refer to your Contract/Certificate.

  TRANSFERS TO THE FIXED ACCOUNT

Values held in a Separate Account Option may be transferred to the Fixed Account Option at any time subject to any Competing Fund restrictions which may apply. The charges for transfers are described in the contract prospectus which accompanies this prospectus. No Sales Charges apply when a transfer is made.

  SURRENDERS

  General

Subject to the termination provisions described below, the Contract Owner may request a full or partial surrender of Cash Values at any time from the Fixed Account Option.

  Payment of Full or Partial Surrenders

In the event of a partial surrender from the Fixed Account Option, we will pay the requested value less any applicable Sales Charges. All partial surrenders will be made on a last-in, first-out basis. If an allocated account is surrendered for reasons other than contract termination, we will pay the Cash Value less any Premium Tax, the administrative charge, and any Sales Charges, as applicable. PLEASE CONSULT THE ACCOMPANYING VARIABLE ANNUITY CONTRACT PROSPECTUS FOR ANY APPLICABLE SALES CHARGES.

  Contract Termination

If the Contract is discontinued, no further Purchase Payments or transfers will be allowed. On the date we receive a written request to terminate the contract, or within 31 days after we notify you of our intent to terminate the contract, any amounts transferred from the Fixed Account Option to the Separate Account Options during the 30 days before the date of discontinuance will be transferred back to the Fixed Account Option.

If the Contract is discontinued because of Plan termination due to the dissolution or liquidation of the employer under US Code Title 11 procedures, the Cash Surrender Value will be distributed directly to the employees entitled to share in such distributions pursuant to the plan. Distribution may be in the form of cash payments, annuity options or deferred annuities. This provision does not apply to plans established under Section 457 of the Code.

If the Contract Owner requests a full surrender of the contract or of all contract values held in the Fixed Account Option for reasons other than listed above; or if the Company discontinues the contract, the Company will determine the Market Adjusted Value of the Fixed Account Option.

The amount payable to the Contract Owner if a Contract is discontinued may be lowered by the application of the Market Value Adjustment formula. The formula is the following:

     Market Adjusted Value = Cash Value X (1 + R0)(5)/(1 + R1 + .0025)(5)

        Where:

           R0 is the interest rate credited to amounts in the Fixed Account
               Option at the time of termination,

           R1 is the interest rate credited on new deposits for this class of contracts at the time of termination.

FOR CONTRACTS ISSUED IN EVERY STATE EXCEPT NEW YORK:

If, as of the date of discontinuance, the Market Adjusted Value is less than the Cash Value of the Fixed Account Option, the Contract Owner may select one of the payment methods described below:

     1) the Market Adjusted Value (less any applicable Sales Charge) in one lump sum within 60 days of the date of discontinuance, or

     2) The Cash Surrender Value of the Fixed Account Option in installments over a 5-year period. The amount deducted on Surrender, if any, is determined as of the date of discontinuance, and will apply to all installment payments. Interest will be credited to the remaining Cash Value of the Fixed Account Option during this installment period at a fixed effective annual interest rate of not less than 3%. The first payment will be made no later than 60 days following the Contract Owner's request for surrender or our written notification of our intent to discontinue the contract. The remaining payments will be mailed on each anniversary of the discontinuance for four years. During that period, no additional surrenders are allowed.

If, as of the date of discontinuance, the Market Adjusted Value is greater than the Cash Value of the Fixed Account Option, the Contract Owner may select one of the payment methods as described below:

     1) the Cash Surrender Value of the Fixed Account Option, in one lump sum within 60 days of the date of discontinuance, or

     2) The Cash Value of the Fixed Account Option in installments over a 5-year period. Interest will be credited to the remaining Cash Value of the Fixed Account Option during this installment period at a fixed effective annual interest rate of not less than 3%. The first payment will be made no later than 60 days following the Contract Owner's request for surrender or our written notification of our intent to discontinue the contract. The remaining payments will be mailed on each anniversary of the discontinuance for four years. During that period, no additional surrenders are allowed.

ALLOCATED CONTRACTS ISSUED IN NEW YORK:

If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You the Market Adjusted Value, less any amounts deducted on surrender, less any loans outstanding in one lump sum. This amount will never be less than 90% of the Cash Value of the Fixed Account, less any outstanding loans as of the date of discontinuance. We may defer payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, we will credit interest during the deferred period in the same manner as described in this rider.

If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay the Cash Surrender Value of the Fixed Account as of the date of discontinuance in one lump sum. We may defer payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, we will credit interest during the deferred period in the same manner as described in this rider.

UNALLOCATED CONTRACTS ISSUED IN NEW YORK:

You may select either of the following methods of payout:

     a) LUMP SUM PAYMENT OPTION. If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You the Market Adjusted Value, less any amounts deducted on Surrender, in one lump sum within 60 days of the date of discontinuance. If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You the Cash Surrender Value of the Fixed Account within 60 days of the date of discontinuance.

     b) INSTALLMENT PAYMENT OPTION. We will pay You the Cash Value of the Fixed Account in installments over a 5 year period. Interest will be credited to the remaining Cash Value of the Fixed Account during this installment period at a fixed effective annual interest rate of not less than 1.5% below the net effective rate being credited to the contract on the date of discontinuance. The first payment will be made no later than 60 days following our mailing the written notice to You at the most current address available on our records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract Specifications page are not permitted during the 5-year installment period.

ANNUITY PERIOD

We will normally make annuity payments within fifteen business days after we receive a settlement claim, or any other later specified date. Subsequent payments will be made periodically on the anniversaries of the first payment.

The Separate Account contract prospectus describes more fully the Annuity Period and annuity options under the contracts. Please note, however, that annuitization is irrevocable; once fixed Annuity payments have begun, the annuity benefit cannot be surrendered for a lump sum settlement.

                           INVESTMENTS BY THE COMPANY
--------------------------------------------------------------------------------

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. All General Account assets of the Company would be available to meet the Company's guarantee under the Fixed Account Option. The proceeds from the Fixed Account Option will become part of the Company's general assets and are available to fund the claims of all classes of customers of the Company.

In establishing Declared Interest Rates, the Company will consider the yields available on the instruments in which it intends to invest the amounts directed to the Fixed Account Option. The current investment strategy for the Contracts is to invest in investment-grade fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal and state laws.

                         DISTRIBUTION OF THE CONTRACTS
--------------------------------------------------------------------------------


CFBDS, Inc. is the principal underwriter of the Contracts. CFBDS, Inc. is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer, and is a member of the National Association of Securities Dealers, Inc. It is currently anticipated that Travelers Distribution LLC, an affiliate of the Company, will become principal underwriter some time in 2000.


The principal underwriter enters into selling agreements with certain broker-dealers registered under the 1934 Act. Under the selling agreements such broker-dealers may offer Contracts to persons who have established an account with the broker-dealer. In addition, the Company may offer certificates to members of certain other eligible groups. The Company will pay a maximum commission of 5% of the Purchase Payment for the sale of a Contract.

From time to time, the Company may offer customers of certain broker-dealers special Guaranteed Interest Rates and negotiated commissions. In addition, the Company may offer Contracts to members of certain other eligible groups through trusts or otherwise.

                       FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------

Taxation of the Company

The Company is taxed as a life insurance company under Part I of Subchapter L of the Code. The assets underlying the Fixed Account Option under the contracts will be owned by the Company. The income earned on such assets will be the Company's income.

Information Regarding the Contracts

Tax information of the Contracts/Certificates and distributions is briefly described in the accompanying Contract Prospectus.

                             AVAILABLE INFORMATION
--------------------------------------------------------------------------------

The Company files reports and other information with the Securities and Exchange Commission ("Commission"), as required by law. You may read and copy this information and other information at the following locations:

        - public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.

        - the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048,

        - the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Under the Securities Act of 1933, the Company has filed with the Commission a registration statement (the "Registration Statement") relating to the Fixed Account Option offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts. The Registration Statement and the exhibits may be inspected and copied as described above. Although the Company does furnish the Annual Report on Form 10-K for the year ended December 31, 1999 to owners of contracts or certificates, the Company does not plan to furnish subsequent annual reports containing financial information to the annuity contract or certificate owners described in this Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

The Company's latest Annual Report on Form 10-K has been filed with the Commission. It is incorporated by reference into this Prospectus and a copy must accompany this Prospectus.

The Form 10-K for the fiscal year ended December 31, 1999 contains additional information about the Company, including audited financial statements for the Company's latest fiscal year. It was filed on March 21, 2000 via Edgar; File No. 33-33691.

If requested, the Company will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents). You may direct your requests to The Travelers Insurance Company, One Tower Square, Hartford, Connecticut 06183-5030, Attention: Annuity Services. The telephone number is (860) 422-3985. You may also obtain copies of any documents, incorporated by reference into this prospectus by accessing the SEC's website (http://www.sec.gov).

                                 LEGAL OPINION
--------------------------------------------------------------------------------

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Fixed Account Option described in this Prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law, and the validity of the forms such Contracts under Connecticut law have been passed on by the General Counsel of the Company.

                                    EXPERTS
--------------------------------------------------------------------------------

The consolidated financial statements and schedules of The Travelers Insurance Company and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      THIS PAGE INTENTIONALLY LEFT BLANK.

                        THE TRAVELERS INSURANCE COMPANY
                        REGISTERED FIXED ACCOUNT OPTION
                      FOR USE WITH GROUP ANNUITY CONTRACTS

L-12673                                                                   5/2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

Registration Fees:  $55,600 for $200,000,000 in interests of Modified Guaranteed
                    Annuity Contracts

Estimate of Printing Costs:  $15,000

Cost of Independent Auditors:  $ 4,000

Item 15.     Indemnification of Directors and Officers

Sections 33-770 et seq inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

Citigroup Inc. also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including the Registrant. This insurance provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.     Exhibits

(a)   Exhibits

      1.     Not Applicable.

      2.     None

      3(a). Charter of The Travelers Insurance Company, as amended on October 19, 1994. (Incorporated herein by reference to Exhibit 3(a)(i) to the Registration Statement on Form S-2, File No. 33-58677 filed via Edgar on April 18, 1995).

      3(b). By-Laws of The Travelers Insurance Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 3(b)(1) to the Registration Statement on Form S-2, File No. 33-58677 filed via Edgar on April 18, 1995.)

      4. Contracts. (Incorporated herein by reference to Exhibit 4 to the Registration Statement on Form S-2, filed August 28, 1996.)

      5. Opinion Re: Legality, Including Consent. (Incorporated herein by reference to Exhibit 5 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-2, filed April 9, 1998.)

      10.    None.

      23(a). Consent of KPMG LLP, Independent Certified Public Accountants.

      23(b). Consent of Counsel (see Exhibit 5).

      24(a). Powers of Attorney authorizing Ernest J. Wright or Kathleen A.
             McGah as signatory for Michael A. Carpenter, Jay S. Benet, George
             C. Kokulis, Robert I. Lipp, Katherine M. Sullivan, Marc P. Weill and Ian R. Stuart. (Incorporated herein by reference to Exhibit 24 to the Registration Statement on Form S-2, filed August 28, 1996.)

      24(b). Powers of Attorney authorizing Ernest J. Wright or Kathleen A.
             McGah as signatory for J. Eric Daniels, George C. Kokulis, Katherine M. Sullivan and Glenn Lammey.

Item 17.     Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

        1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

             i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

             iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(h) of Regulation S-K:

(h)     Request for Acceleration of Effective Date:

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on March 31, 2000.

                         THE TRAVELERS INSURANCE COMPANY
                                  (Registrant)

                                  By:*GLENN D. LAMMEY
                                     ----------------------------------------
                                     Glenn D. Lammey, Chief Financial Officer,
                                     Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities indicated on March 31, 2000.

*J. ERIC DANIELS                    Director, Chairman of the Board,
------------------------------      President, Chief Executive Officer
(J. Eric Daniels)                   (Principal Executive Officer)

*GEORGE C. KOKULIS                  Director and Executive Vice President
------------------------------
 (George C. Kokulis)

*KATHERINE M. SULLIVAN              Director
------------------------------
 (Katherine M. Sullivan)

*MARC P. WEILL                      Director
------------------------------
 (Marc P. Weill)

*By: /s/Ernest J. Wright, Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
   No.      Description                                                         Method of Filing
-------     -----------                                                         ----------------


    23(a).  Consent of KPMG LLP, Independent                                      Electronically
            Certified Public Accountants.

    24(b).  Powers of Attorney authorizing Ernest J. Wright or                    Electronically
            Kathleen A. McGah as signatory for J. Eric Daniels, George C.
            Kokulis, Katherine M. Sullivan and Glenn Lammey.